Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all shortterm obligations, and U.S.
Govt. & taxfree securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS
22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485      159,802,458
JPMORGAN CHASE & CO.                        13-3224016      110,773,590
DEUTSCHE BANK SECURITIES, INC.              13-2730328      114,153,409
WELLS FARGO BANK                            41-0449260      130,803,667
BNP PARIBAS SECURITIES CORP.                13-3235334      114,071,231
BARCLAYS CAPITAL INC.                       05-0346412       79,561,886
CITIGROUP, INC.                             52-1568099       41,964,243
MORGAN STANLEY CO INCORPORATED              13-2665598       18,988,514
BANK OF AMERICA SECURITIES LLC              56-2058405       18,778,782
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166        3,880,267






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       57,896,791
JPMORGAN CHASE & CO.                        13-3224016       31,378,622
DEUTSCHE BANK SECURITIES, INC.              13-2730328       26,066,369
WELLS FARGO BANK                            41-0449260        3,643,305
BNP PARIBAS SECURITIES CORP.                13-3235334        1,448,677
BARCLAYS CAPITAL INC.                       05-0346412       25,193,769
CITIGROUP, INC.                             52-1568099        37,565,821
MORGAN STANLEY CO INCORPORATED              13-2665598       18,427,792
BANK OF AMERICA SECURITIES LLC              56-2058405       18,220,752
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166        1,953,363




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    809,183,597 D. Total Sales: 230,921,637

                               SCREEN NUMBER : 12